Exhibit 10.114

SOUTHERN CALIFORNIA EDISON	Renewable and Alternative Power California Renewable Energy Small Tariff AGREEMENT
An EDISON INTERNATIONAL Company
GFID Number 5618; RAP ID Number 5669

This Power Purchase Agreement ("Agreement") is entered into by and between: Coronus Joshua Tree East 2 LLC ("Producer"), a Delaware limited liability company (Please verify corporate name and indicate state of incorporation) an Eligible Customer, and Southern California Edison Company ("SCE"), a California corporation.

Producer and SCE are sometimes also referred to in this Agreement jointly as "Parties" or individually as "Party." All capitalized terms set forth herein shall have the meanings ascribed to them in Section 16.3.

1.      RECITALS.

1.1.
This Agreement provides for Producer to Interconnect and Operate a Renewable Generating Facility in parallel with SCE's Distribution System. This Agreement requires the Producer to be a retail customer and to obtain retail electrical service from SCE to serve all the electrical loads, net of any other Non-renewable Generating Facility, except as otherwise permitted under SCE's Tariffs, at the Premises identified in Appendix A. This Agreement also provides for Producer to sell energy, net of Station Use, produced by the Renewable Generating Facility directly to SCE provided the Renewable Generating Facility satisfies the Eligible Renewable Resource Facility Requirements as set forth in Appendix C, or the Small Power Producer Qualifying Facility Requirements and the Eligible Renewable Resource Facility Requirements set forth in Appendix D. This Agreement does not constitute an agreement by SCE to provide retail electrical service to Producer.  Such arrangements must be made separately between SCE and Producer.

1.2.	In consideration of the mutual promises and obligations stated in this Agreement and its attachments, the Parties agree as follows:

2.      SUMMARY AND DESCRIPTION OF RENEWABLE GENERATING FACILITY

2.1.
A description of the Renewable Generating Facility, including a summary of its significant components, a drawing showing the general arrangement of the Producer's Renewable Generating Facility, and a single-line diagram illustrating the Interconnection of the Renewable Generating Facility and loads with SCE's Distribution System, is attached hereto and incorporated herein as Appendix A.

2.2.	Name and address used by SCE to locate the electric Service Account(s) and Premises used to Interconnect the Renewable Generating Facility with SCE's Distribution System:

Coronus Joshua Tree East 2 LLC
6350 Mount Shasta Ave. #2
Joshua Tree, CA 92252

3-039 2775-20 Service Account (if known)

2.3.           The Gross Power Rating of the Renewable Generating Facility is 1,836.8 kW.

Account No.
Form 14-786
10 / 2011

CREST AGREEMENT
SOUTHERN CALIFORNIA EDISON
CORONUS JOSHUA TREE EAST 2 LLC
GFID 5618; RAP ID 5669

This Gross Power Rating is based on: (check one)

[  ] generator  nameplate;  or   (insert for solar: inverter rating)

[x] prime mover nameplate;  or  (insert for solar: solar array  rating)

[  ] renewable  fuel availability.

2.4.	The Net Power Rating of the Renewable Generating Facility is 1,500 kW.
(This value may not  exceed 1,500 kW.)

2.5.
The maximum  (instantaneous) level of power that may be exported through the Point of Common Coupling by the Renewable Generating Facility to SCE's Distribution  System is 1,500 kW. Please  supply estimate!

2.6.	The annual energy production of the Renewable Generating Facility, net of Station Use, measured by the NGOM is expected to be 3,603,000 kWh. Please supply estimate!

2.7.	The annual energy exported through the Point of Common Coupling from the Producer's Premises identified in Appendix A beyond Producer's use is expected to be 3,603,000 kWh. Please supply estimate!

2.8.	The Renewable Generating Facility's expected date of Initial Operation is December 15, 2013..

2.9.           Initial Operation Deadline.

(a)
Subject to any extensions made pursuant to Sections 2.9(b) or 2.9(c), and further subject to Section 2.9(d), Initial Operation must be no later than the earlier of (i) one hundred twenty (120) days from the Initial Synchronization Dale, and (ii) eighteen (18) months from the date of PPA Effective Date ("Initial Operation Deadline").

(b)
If all of the interconnection facilities, transmission upgrades  and new transmission facilities, if any, described  in Producer's  interconnection agreement  and required  to interconnect  the Generating  Facility to SCE's Distribution System have not been completed and placed into operation by the CAISO or the Transmission  Provider on the estimated completion date set forth in Producer's  interconnection agreement,  then, upon SCE's receipt of Notice from Producer, which Notice must be provided  at least sixty (60) days before the date that is eighteen (18) months from the PPA Effective Date, the Initial Operation Deadline shall be extended on a day-for-day  basis until all of the interconnection facilities, transmission upgrades and new transmission facilities, if any, described in Producer's interconnection agreement  and required  to interconnect  the Generating  Facility to SCE's Distribution System have been completed  and placed into operation by the CAISO or the Transmission  Provider, exception the extent any delay in such completion and placement  into operation results from Producer failing to complete its obligations,  take all actions and meet all of its deadlines under Producer's interconnection agreement  needed to ensure timely completion  and operation of such interconnection facilities, transmission upgrades  and new transmission facilities.

(c)
If Producer has not obtained Permit Approval on or before that date that is ninety (90) days before the date that is eighteen (18) months from the PPA Effective Date, then, upon SCE's receipt of Notice from Producer, which Notice must be provided at least sixty (60) days before the date that is eighteen (18) months from the PPA Effective Date, the Initial Operation Deadline shall be extended on a day-for-day  basis until Producer obtains Permit Approval, except to the extent any such delay results from Producer failing to take all commercially reasonable  actions to apply for and meet all of its requirements and deadlines  to obtain such Permit Approval.

Form 14-786 10/2011

CREST AGREEMENT
SOUTHERN CALIFORNIA EDISON
CORONUS JOSHUA TREE EAST 2 LLC
GFID 5618; RAP ID 5669

(d)	Notwithstanding anything in this Agreement to the contrary, the Initial Operation Deadline may not be later than twenty-four (24) months from the PPA Effective Date.

2.10.           Producer hereby represents and warrants that the Renewable Generating Facility:

Please check all that apply.

[x] Does meet with the requirements for "Eligible Renewable Resource" as such term is used in Section 399.11 et seq. of the California Public Utilities Code.

[  ] Does meet with both the requirements for "Cogeneration" as such term is used in Section 216.6 of the California Public Utilities Code and with the requirements for "Eligible Renewable Resource" as such term is used in Section 399.11 et seq. of the California Public Utilities Code.

[  ] Does meet with both the requirements for a Small Power Producer Qualifying Facility pursuant to the regulations of the Federal Energy Regulatory Commission (18 Code of Federal Regulations Part 292, Section 292.203 et seq.) implementing the Public Utility Regulatory Policies Act of 1978 as Amended by the Energy Policy Act of 2005 and with the requirements for "Eligible Renewable Resource" as such term is used in Section 399.11 et seq. of the California Public Utilities Code.

3.      DOCUMENTS INCLUDED; DEFINED TERMS

This Agreement includes the following exhibits, which are specifically incorporated herein and made a part of this Agreement.

Appendix A-	Description of Renewable Generating Facility and Single-Line Diagram
(Supplied by Producer)

Appendix B -	A copy of Interconnection Facilities Financing and Ownership
Agreement, if applicable (supplied by SCE)

Appendix C-
Producer's warranty that the Renewable Generating Facility meets with the requirements for "Eligible Renewable Resource" as defined in Section 399.11 et seq. of the California Public Utilities Code, if applicable.

Appendix D -
Producer's warranty that the Renewable Generating Facility, prior to January 1, 2002 met and continues to meet with the requirements for both a Small Power Producer Qualifying Facility pursuant to the regulations of the Federal Energy Regulatory Commission (18 Code of Federal Regulations Part 292, Section 292.203 et seq.) implementing the Public Utility Regulatory Policies Act of 1978 as Amended by the Energy Policy Act of 2005 and "Eligible Renewable Resource" as defined in Section 399.11 et seq. of the California Public Utilities Code, if applicable.

Appendix E-	Forecast Requirements for Generating Facilities that have a Net Power
Rating greater or equal to 500 kW

Form 14-786 10/2011

CREST AGREEMENT
SOUTHERN CALIFORNIA EDISON
CORONUS JOSHUA TREE EAST 2 LLC
GFID 5618; RAP ID 5669

Appendix F -	Definitions

Appendix G -	TOU Periods and Energy Allocation Factors

Appendix H-	Summary of Dates, Term and Product Price for this Agreement

4.      TERMINATION; REMEDIES

4.1.	SCE may terminate this Agreement on Notice, which termination becomes effective on the date specified by SCE in such Notice, if:
(a)
Producer fails to take all corrective actions specified in any SCE Notice, within the time frame set forth in such Notice, that any Generating Facility is out of compliance with any term of this Agreement;

(b)
Producer fails to interconnect and Operate a Generating Facility, in accordance with the terms of this Agreement, within one hundred twenty (120) days after SCE delivers electric energy to such Generating Facility for Station Use;

(c)	Producer abandons any Generating Facility;

(d)	Electric output from any Generating Facility ceases for twelve (12) consecutive months;

(e)	The Term does not commence within eighteen (18) months of the Effective Date, subject to any extensions herein as to which Producer is the Claiming Party or under Section 2.9(b) and 2.9(c);

(f)	Producer or the owner of a Site applies for or participates in the California Solar Initiative or any net energy metering tariff with respect to any Generating Facility at such Site; or

(g)	Producer has not installed any of the equipment or devices necessary for any Generating Facility to satisfy the Gross Power Rating of such Generating Facility, as set forth in Section 2.3.

4.2.           A Party may terminate this Agreement:
(a)
If any representation or warranty in this Agreement made by the other Party is false or misleading in any material respect when made or when deemed made or repeated if the representation or warranty is continuing in nature, if such misrepresentation or breach of warranty is not remedied within ten (10) Business Days after Notice thereof from the nonbreaching Party to the breaching Party;

(b)
Except for an obligation to make payment when due, if there is a failure of the other Party to perform any material covenant or obligation set forth in this Agreement (except to the extent such failure provides a separate termination right for the non-breaching Party or to the extent excused by Force Majeure), if such failure is not remedied within thirty (30) days after Notice thereof from the non-breaching Party to the breaching Party;

(c)
If the other Party fails to make any payment due and owing under this Agreement, if such failure is not cured within five (5) Business Days after Notice thereof from the non-breaching Party to the breaching Party; or

(d)	In accordance with Section 19.4.

(e)	This Agreement automatically terminates on the Term End Date.

(f)
If a Party terminates this Agreement in accordance with Section 4, such Party will have the right to immediately suspend performance under this Agreement and pursue all remedies available at law or in equity against the other Party (including seeking monetary damages).

Form 14-786 10/2011

CREST AGREEMENT
SOUTHERN CALIFORNIA EDISON
CORONUS JOSHUA TREE EAST 2 LLC
GFID 5618; RAP ID 5669

5.      RENEWABLE GENERATING FACILITY OPERATION

5.1.
Producer is responsible for Operating the Renewable Generating Facility in compliance with all of SCE Tariffs, including but not limited to Rule 21, and any other regulations and laws governing the Interconnection of the Renewable Generating Facility.

5.2.	The Renewable Generating Facility Net Power Rating shall be less than or equal to 1,500 kW.

5.3.	Producer shall not deliver reactive power to SCE's Distribution System unless the Parties have otherwise agreed in writing.

5.4.
The Renewable Generating Facility shall be Operated with all of Producer's Protective Functions in service and in accordance with Prudent Electrical Practices whenever the Renewable Generating Facility is Operated in parallel with SCE's Distribution System. Any deviation from these requirements may occur only when the Parties have agreed to such deviations in writing.

5.5.	For Renewable Generating Facility having a Net Power Rating equal to or greater than 500 kW, the Parties shall comply with the forecasting provisions of Appendix E.

5.6.	SCE shall have ingress and egress to examine the Site and Generating Facility for purposes connected with this Agreement.

6.      BILLING AND PAYMENT

6.1.	The amount of energy purchased under this Agreement shall be determined by electrical meters and equipment owned, Operated, and maintained by SCE.

6.2.
The Product Price, as set forth in Section 3 of Appendix H, shall equal the Market Price Referent ("MPR") most recently determined by the Commission prior to the Execution Date, using the project on-line year in which the date of actual Initial Operation occurs as described in Appendix H, and the Term as elected in Appendix H.

Adopted 2011 Market Price Referents
(Nominal- dollars/kWh)
Resource Type	10-Year	15-Year	20-Year	25-Year
2012 Baseload MPR	0.07688	0.08352	0.08956	0.09274
2013 Baseload MPR	0.08103	0.08775	0.09375	0.09695
2014 Baseload MPR	0.08454	0.09151	0.09756	0.10081
2015 Baseload MPR	0.08804	0.09520	0.10132	0.10464
2016 Baseload MPR	0.09156	0.09883	0.10509	0.10848
2017 Baseload MPR	0.09488	0.10223	0.10859	0.11206
2018 Baseload MPR	0.09831	0.10570	0.11218	0.11572
2019 Baseload MPR	0.10186	0.10928	0.11587	0.11946
2020 Baseload MPR	0.10550	0.11296	0.11965	0.12326

6.3.
Producer agrees to sell all electric energy produced by the Renewable Generating Facility as specified herein in Section 6.4 below together with all Green Attributes, Capacity Attributes and Resource Adequacy Benefits (collectively, the "Attributes") to SCE.

6.4.
SCE shall pay Producer for all Attributes and all electrical energy, net of Station Use, measured by the Net Generation Output Meter ("NGOM") as defined in SCE's Rule 21 and located as shown on the Single-Line Diagram of Appendix A

Form 14-786 10/2011

CREST AGREEMENT
SOUTHERN CALIFORNIA EDISON
CORONUS JOSHUA TREE EAST 2 LLC
GFID 5618; RAP ID 5669

6.5.
For the purpose of calculating monthly payments, the amount measured by the NGOM shall be time-differentiated according to the time period and season of the receipt of Product by SCE from Producer ("TOU Periods") and the pricing shall be weighted by the Energy Allocation Factors set forth in Appendix G.

As set forth in Appendix G, TOU Periods for the winter season shall be mid-peak, off-peak and super off-peak and TOU Periods for the summer season shall be on-peak, mid-peak and off-peak.

The monthly payment shall equal the sum of the monthly TOU Period payments for all TOU Periods in the month. Each monthly TOU Period payment shall be calculated pursuant to the following formula, where "n" is the TOU Period being calculated:

TOU PERIOD PAYMENT  = A x B x C
Where:

A  =           Product Price specified in Appendix H in $/kWh.

B  =           Energy Allocation Factor, set forth in Appendix G, for the TOU Period being calculated.

C  =           The sum of energy recorded by the NGOM in all hours for the TOU Period being calculated in kWh.

6.6.
SCE shall adjust the energy and demand amounts recorded by the SCE billing meter at the Point of Common Coupling, as defined in SCE's Rule 21, to reflect the net generation output amounts measured by the NGOM for purposes of billing the Producer in accordance with SCE's applicable Tariff rate schedule(s).

6.7.
SCE shall determine the amount of energy received by SCE pursuant to this Agreement for each monthly period and provide a statement to Producer approximately thirty (30) days after each. monthly meter reading date.

6.8.
SCE shall not be obligated to issue a payment to Producer until the amount due for the energy received pursuant to this Agreement exceeds one thousand dollars ($1000), except that SCE shall pay all amounts due to Producer pursuant to this Agreement at least once per calendar year no later than 30 days after the end of the calendar year.

6.9.
Unless otherwise agreed in writing by the Parties, any payment due for Product received under this Agreement shall be satisfied by SCE issuing a check to Producer. Alternatively, SCE reserves the right, but shall not be obligated to apply any amount owed to Producer toward any amounts due to SCE from Producer for any charges incurred under this ·Agreement or for past due bills for electric service or for SCE services.

6.10.
In the event adjustments to SCE's payments are required as a result of inaccurate metering equipment, SCE shall determine the correct amount of energy received under this Agreement during the period of inaccuracy and recompute the amount due to or from Producer. Any refund due and payable to SCE or due by SCE to Producer resulting from inaccurate metering shall be made within thirty (30) calendar days of SCE's Notice to Producer by SCE of the amount due.

6.11.
Monthly charges, if any, associated with Interconnection Facilities shall be billed and paid pursuant to the applicable Interconnection Facilities Financing and Ownership Agreement in Appendix B and monthly charges, if any, associated with electric service provided by SCE shall be billed and paid pursuant to the applicable Tariffs filed by SCE with the Commission.

Form 14-786 10/2011

CREST AGREEMENT
SOUTHERN CALIFORNIA EDISON
CORONUS JOSHUA TREE EAST 2 LLC
GFID 5618; RAP ID 5669

7.      INTERCONNECTION FACILITIES

7.1.
Producer and/or SCE, as appropriate, shall provide Interconnection Facilities that adequately protect SCE's Distribution System, personnel, and other persons from damage or injury, which may be caused by the Operation of Producer's Renewable Generating Facility.

7.2.	Producer shall be solely responsible for the costs, design, purchase, construction, Operation, and maintenance of the Interconnection Facilities that Producer owns.

7.3.
If the provisions of SCE's Rule 21, or any other Tariff approved by the Commission, require SCE to own and operate a portion of the Interconnection Facilities, Producer and SCE shall promptly execute an Interconnection Facilities Financing and Ownership Agreement that establishes and allocates responsibility for the design, installation, Operation, maintenance, and ownership of the Interconnection Facilities. This agreement shall be attached to and made a part of this Agreement as Appendix B.

8.      CURTAILMENT

8.1.
Producer shall promptly curtail the production of the Generating Facility: (i) upon Notice from SCE that SCE has been instructed by the CAISO or the Transmission Provider to curtail energy deliveries; (ii) upon Notice that Producer has been given a curtailment order or similar instruction in order to respond to an Emergency; (iii) if no CAISO Schedule was awarded in either the Day-Ahead Market or the Real-Time Market and SCE notifies Producer to curtail the production of the Generating Facility; or (iv) if SCE issues an OSGC Order.

8.2.
For each day of the Term, if no CAISO Schedule is awarded for the Forecasted energy in both the Day-Ahead Market and Real-Time Market for such day, and the Generating Facility has not been curtailed pursuant to Section 8.1(i) or (ii), then, so long as Producer's actual availability establishes that the Generating Facility would have been able to deliver but for the fact an CAISO Schedule was not awarded, SCE shall pay Producer the Product Price, as adjusted by Appendix G, for the amount of energy Producer would have been able to deliver but for the fact that Producer did not receive an CAISO Schedule. The amount of energy that could have been delivered will be determined in accordance with Section 8.4.

8.3.
If SCE bids the energy from the Generating Facility into the Day-Ahead Market or Real-Time Market and the CAISO awards an CAISO Schedule as a result of that bid, SCE shall have the right, but not the obligation, to order Producer to curtail the delivery of energy (an "OverSchedule Generation Curtailment Order" or "OSGC Order") in excess of an CAlSO Schedule awarded pursuant to this Section 8.3 (the "Over-Schedule Generation Curtailment Quantity" or "OSGC Quantity"). SCE shall pay Producer the Product Price, as adjusted by Appendix G, for the OSGC Quantity Producer would have been able to deliver but for the fact that SCE issued an OSGC Order. The amount of energy that could have been delivered will be determined in accordance with Section 8.4.

8.4.
SCE shall estimate the amount of energy the Generating Facility would have been able to deliver under Sections 8.2 and 8. 3. SCE shall apply accepted industry standards in making such an estimate and take into consideration the actual availability of the Generating Facility, past performance of the Generating Facility, meteorological data, solar irradiance data (if applicable), and any other relevant information. Producer shall cooperate with SCE's requests for information associated with any estimate made hereunder. SCE's estimates under this Section 8 for the amount of energy that the Generating Facility would have been able to deliver under Sections 8.2 and 8.3 will be determined in SCE's sole discretion.

9.      DEVELOPMENT SECURITY.

Form 14-786 10/2011

CREST AGREEMENT
SOUTHERN CALIFORNIA EDISON
CORONUS JOSHUA TREE EAST 2 LLC
GFID 5618; RAP ID 5669

h
9.1.
On or before the thirtieth (301) day following the Effective Date, Producer shall post and thereafter maintain a development fee (the "Development Security") equal to twenty dollars ($20) for each kilbwatt of the Gross Power Rating. The Development Security will be held by SCE and must be in the form of either a cash deposit or the Letter of Credit. If Producer establishes the Development Security in the form of a cash deposit, SCE shall make monthly Simple Interest Payments to Producer in accordance with the terms of this Agreement.

9.2.           If, on or before Initial Operation, Producer:

(a)
Demonstrates to SCE's satisfaction that Producer has installed all of the equipment or devices necessary for the Generating Facility to satisfy the Gross Power Rating of such Generating Facility, SCE shall return the Development Security to Producer within thirty (30) days of Initial Operation;

(b)
Has not installed any of the equipment or devices necessary for any Generating Facility to satisfy any of the Gross Power Rating, Producer shall forfeit, and SCE shall have the right to retain, the entire Development Security and terminate this Agreement; or

(c)
Has installed only a portion of the equipment or devices necessary for a Generating Facility to satisfy the Gross Power Rating of such Generating Facility, SCE shall return, within thirty (30) days of Initial Operation, only the portion of the Development Security equal to the product of twenty dollars ($20) per kW of the portion of the Gross Power Rating available to deliver the Product to SCE at the Point of Common Coupling. This Section 9.2 is subject to any extension of Initial Operation as to which Producer is the Claiming Party or under Section 2.9(b) and 2.9(c).

10.           LIMITATION OF LIABILITY

Each Party's liability to the other Party for any loss, cost, claim, injury, liability, or expense, including reasonable attorney's fees, relating to or arising from any act or omission in its performance of this Agreement, shall be limited to the amount of direct damage actually incurred. In no event shall either Party be liable to the other Party for any indirect, special, consequential, or punitive damages of any kind whatsoever.

11.           INSURANCE

11.1.
In connection with Producer's performance of its duties and obligations under this Agreement, Producer shall maintain, during the term of this Agreement, general liability insurance with a combined single limit of not less than:

(a)	Two million dollars ($2,000,000) for each occurrence if the Gross Power Rating of Producer's Renewable Generating Facility is greater than one hundred (100) kW;

(b)
One million dollars ($1,000,000) for each occurrence if the Gross Power Rating of Producer's Renewable Generating Facility is greater than twenty (20) kW and less than or equal to one hundred (100) kW; and

(c)	Five hundred thousand dollars ($500,000) for each occurrence if the Gross Power Rating of Producer's Renewable Generating Facility is twenty (20) kW or less.

(d)
Two hundred thousand dollars ($200,000) for each occurrence if the Gross Power Rating of Producer's Renewable Generating Facility is ten (10) kW or less and Producer's Renewable Generating Facility is connected to an account receiving residential service from SCE.

Such general liability insurance shall include coverage for "Premises-Operations, Owners and Contractors Protective, Products/Completed Operations Hazard, Explosion, Collapse,

Form 14-786 10/2011

CREST AGREEMENT
SOUTHERN CALIFORNIA EDISON
CORONUS JOSHUA TREE EAST 2 LLC
GFID 5618; RAP ID 5669

Underground, Contractual Liability, and Broad Form Property Damage including Completed Operations."

11.2.
The general liability insurance required in Section 11.1 shall, by endorsement to the policy or policies, (a) include SCE as an additional insured; (b) contain a severability of interest clause or cross-liability clause; (c) provide that SCE shall not by reason of its inclusion as an additional insured incur liability to the insurance carrier for payment of premium for such insurance; and (d) provide for thirty (30) calendar days' written notice to SCE prior to cancellation, termination, alteration, or material change of such insurance.

11.3.
If Producer's Renewable Generating Facility is connected to an account receiving residential service from SCE and the requirement of Section 11.2(a) prevents Producer from obtaining the insurance required in Section 11.1, then upon Producer's written Notice to SCE in accordance with Section 12.1, the requirements of Section 11.2(a) shall be waived.

11.4.	Evidence of the insurance required in Section 11.2 shall state that coverage provided is primary and is not in excess to or contributing with any insurance or self-insurance maintained by SCE.

11.5.
Producer agrees to furnish the required certificates and endorsements to SCE prior to Initial Operation. SCE shall have the right to inspect or obtain a copy of the original policy or policies of insurance.

11.6.	If Producer is self-insured with an established record of self-insurance, Producer may comply with the following in lieu of Sections 11.1 through 11.4:

(a)
Producer shall provide to SCE, at least thirty (30) calendar days prior to the date of Initial Operation, evidence of an acceptable plan to self-insure to a level of coverage equivalent to that required under Section 11.1.

(b)
If Producer ceases to self-insure to the level required hereunder, or if Producer is unable to provide continuing evidence of Producer's ability to self-insure, Producer agrees to immediately obtain the coverage required under Section 11.1.

11.7.
All insurance certificates, statements of self insurance, endorsements, cancellations, terminations, alterations, and material changes of such insurance shall be issued, clearly labeled with agreement ID number and submitted to the following:

Southern California Edison Company
Attention: Vice President, Renewable & Alternative Power
Address: 2244 Walnut Grove Avenue
P.O.:           Box: 800 .
City:           Rosemead, CA 91770

12.           NOTICES

12.1.
Any written notice, demand, or request required or authorized in connection with this Agreement ("Notice") shall be deemed properly given if delivered in person or sent by first class mail, postage prepaid, to the person specified below:

If to SCE:
Southern California Edison Company
Attention: Vice President, Renewable & Alternative Power
Address: 2244 Walnut Grove Avenue
P.O:           Box 800
City:           Rosemead, CA 91770

Form 14-786 10/2011

CREST AGREEMENT
SOUTHERN CALIFORNIA EDISON
CORONUS JOSHUA TREE EAST 2 LLC
GFID 5618; RAP ID 5669

Phone:                      (626) 302-1212
FAX:           (626) 302-9622

If to Producer:
Producer Name: Coronus Joshua Tree East 2 LLC Address: 1100-1200 West 73'' Ave.
City:  Vancouver, BC, Canada V6P 6G5
Phone: (604) 267-7078
FAX: (604) 267-7080

12.2.	A Party may change its address for Notices at any time by providing the other Party Notice of the change in accordance with Section 12.1.

12.3.	All Notices must reference the agreement ID number set forth on the first page of this Agreement.

12.4.	Notices (other than forecasts and schedules) shall, unless otherwise specified herein, be in writing and may be delivered in person, United States mail or overnight courier service.

12.5.
Notice by hand delivery shall be effective at the close of business on the day actually received, if received during business hours on a Business Day, and otherwise shall be effective at the close of business on the next Business Day, unless a different date for the Notice to go into effect is stated in another section of this Agreement.

12.6.	Notice by overnight United States mail or courier shall be effective on the next Business Day after it was sent.

12.7.
The Parties may also designate operating representatives to conduct the daily communications, which may be necessary or convenient for the administration of this Agreement. Such designations, including names, addresses, and phone numbers may be communicated or revised by Notice provided in accordance herewith.

13.           REVIEW OF RECORDS AND DATA

13.1.
SCE shall have the right to review and obtain copies of Producer's operations and maintenance records, logs, or other information such as, but not limited to, unit availability, maintenance outages, circuit breaker operation requiring manual reset, relay targets and unusual events pertaining to Producer's Renewable Generating Facility or its Interconnection with SCE's Distribution System.

(a)
Producer authorizes SCE to release to the CEC and/or the Commission information regarding the Renewable Generating Facility, including the Producer's name and location, and the size, location and operational characteristics of the Renewable Generating Facility, the Term, the ERR type, the Initial Operation Date·and the Net Power Rating of the Renewable Generating Facility, as requested from time to time pursuant to the CEC's or Commission's rules and regulations.

14.           ASSIGNMENT

Producer may not assign this Agreement or its rights or obligations under this Agreement without SCE's prior written consent, which consent will not be unreasonably withheld; provided, however, that Producer may, without SCE's consent (and without relieving Producer from liability under this Agreement), transfer, sell, pledge, encumber or assign this Agreement or the accounts, revenues or proceeds hereof to its Lender in connection with any financing for a Generating Facility if (i) such

Form 14-786 10/2011

CREST AGREEMENT
SOUTHERN CALIFORNIA EDISON
CORONUS JOSHUA TREE EAST 2 LLC
GFID 5618; RAP ID 5669

Lender assumes the payment and performance obligations provided under this Agreement with respect to Producer, (ii) such Lender agrees in writing to be bound by the terms and conditions of this Agreement, and (iii) Producer delivers such tax and enforceability assurance as SCE may reasonably request  Any assignment of this Agreement by Producer without SCE's written consent is not valid.

15.           NON-WAIVER

None of the provisions of this Agreement shall be considered waived by a Party unless such waiver is given in writing. The failure of a Party to insist in any one or more instances upon strict performance of any of the provisions of this Agreement or to take advantage of any of its rights hereunder shall not be construed as a waiver of any such provisions or the relinquishment of any such rights for the future, but the same shall continue and remain in full force and effect

16.	GOVERNING LAW, JURISDICTION OF COMMISSION, INCLUSION OF SCE's TARIFF RATE SCHEDULES, DEFINED TERMS

16.1.
This Agreement shall be interpreted, governed, and construed under the laws of the State of California as if executed and to be performed wholly within the State of California without giving effect to choice of law provisions that might apply to the law of a different jurisdiction. Each Party waives its respective right to any jury trial with respect to any litigation arising under or in connection with this Agreement

16.2.
The Interconnection and services provided under this Agreement shall at all times be subject to the terms and conditions set forth in the Tariffs applicable to the electric service provided by SCE. Copies of such Tariffs are available at www.sce.com or by request to SCE and are incorporated by reference into this Agreement.

16.3.
When initially capitalized, whether in the singular or in the plural, the terms used herein shall have the meanings assigned to them either in this Agreement, Appendix F; in SCE's Rule 1 or Rule 21, Section H; or SCE's Schedule CREST. If any term is defined in both Rule 1 and Rule 21, the definition in Rule 21 shall prevail. If any term is defined in both Schedule CREST and this Agreement, the definition in Schedule CREST shall prevail.

17.           AMENDMENTS AND MODIFICATION

This Agreement can only be amended or modified by a written agreement signed by both Parties.

18.           ENTIRE AGREEMENT

18.1.
This Agreement, including any incorporated Tariffs and Rules, contains the entire agreement and understanding between the Parties, their agents, and employees as to the subject matter of this Agreement. Each Party also represents that in entering into this Agreement, it has not relied on any promise, inducement, representation, warranty, agreement or other statement not set forth in this Agreement or in the incorporated Tariffs and Rules.

19.           FORCE MAJEURE

19.1.
Neither Party shall be in default in the performance of any of its obligations set forth in this Agreement, except for obligations to pay money, when and to the extent failure of performance is caused by Force Majeure.

Form 14-786 10/2011

CREST AGREEMENT
SOUTHERN CALIFORNIA EDISON
CORONUS JOSHUA TREE EAST 2 LLC
GFID 5618; RAP ID 5669

19.2.
If a Party, because of Force Majeure, is rendered wholly or partly unable to perform its obligations when due under this Agreement, such Party (the "Claiming Party") shall be excused from whatever performance is affected by the Force Majeure to the extent so affected. In order to be excused from its performance obligations under this Agreement by reason of Force Majeure:

(a)	The Claiming Party, on or before the fourteenth (14th) day after the initial occurrence of the claimed Force Majeure, must give the other Party Notice describing the particulars of the occurrence; and

(b)	The Claiming Party must provide timely evidence reasonably sufficient to establish that the occurrence constitutes Force Majeure as defined in this Agreement.

19.3.
The suspension of the Claiming Party's performance due to Force Majeure may not be greater in scope or longer in duration than is required by such Force Majeure. In addition, the Claiming Party shall use diligent efforts to remedy its inability to perform. When the Claiming Party is able to resume performance of its obligations under this Agreement, the Claiming Party shall give the other Party prompt Notice to that effect.

19.4.
The non-Claiming Party may terminate this Agreement on at least five (5) Business Days' prior Notice, in the event of Force Majeure which materially interferes with such Party's ability to perform its obligations under this Agreement and which extends for more than 365 consecutive days, or for more than a total of 365 days in any consecutive 540-day period.

20.           INDEMNIFICATION

20.1.
Each Party as indemnitor shall defend, save harmless and indemnify the other Party and the directors, officers, employees, and agents of such other Party against and from any and all loss, liability, damage, claim, cost, charge, demand, or expense (including any direct, indirect, or consequential loss, liability, damage, claim, cost, charge, demand, or expense, including reasonable attorneys' fees) for injury or death to persons, including employees of either Party, and physical damage to property including property of either Party arising out of or in connection with the negligence or willful misconduct of the indemnitor relating to its obligations under this Agreement. This indemnity applies notwithstanding the active or passive negligence of the indemnitee; provided, however, that neither Party is indemnified under this Agreement for its loss, liability, damage, claim, cost, charge, demand or expense to the extent resulting from its own negligence or willful misconduct.

20.2.
Producer shall defend, save harmless and indemnify SCE, its directors, officers, employees, and agents, assigns, and successors in interest, for and against any penalty imposed upon SCE to the extent caused by Producer's failure to fulfill its obligations as set forth in Section

6.3.

20.3.
Each Party releases and shall defend, save harmless and indemnify the other Party from any and all loss, liability, damage, claim, cost, charge, demand or expense arising out of or in connection with any breach made by the indemnifying Party of its representations, warranties and covenants in Sections 2.10 and 18, and Appendices C and D. Notwithstanding anything to the contrary in this Agreement, if Producer fails to comply with the provisions of Section 11, Producer shall, at its own cost, defend, save harmless and indemnify SCE, its directors, officers, employees, and agents, assigns, and successors in interest, from and against any and all loss, liability, damage, claim, cost, charge, demand, or expense of any kind or nature (including any direct, indirect, or consequential loss, damage, claim, cost, charge, demand, or expense, including reasonable attorneys' fees and other costs of litigation), resulting from injury or death to any individual or damage to any property, including the personnel or property of SCE, to the extent that SCE would have been protected had Producer complied with all of the provisions of Section 11. The inclusion of this Section 20.3 is not intended to

Form 14-786 10/2011

CREST AGREEMENT
SOUTHERN CALIFORNIA EDISON
CORONUS JOSHUA TREE EAST 2 LLC
GFID 5618; RAP ID 5669

create any express or implied right in Producer to elect not to provide the insurance required under Section 11.

20.4.           All indemnity rights survive the termination of this Agreement for 12 months.

21.           SIGNATURES

IN WITNESS WHEREOF, the Parties hereto have caused two originals of this Agreement to be executed by their duly authorized representatives. This Agreement is effective ("Effective Date") as of the last date set forth below.

CORONUS JOSHUA TREE EAST 2 LLC		SOUTHERN CALIFORNIA EDISON COMPANY
By:	Jeff Thachuk	By:	Marc Ulrich
Name:	Jeff Thachuk	Name:	Marc Ulrich
Title:	President	Title:	Vice President of Renewable & Alternative Power
Date:	Nov. 27, 2012	Date:	12 – 7 - 2012

APPENDIX A
DESCRIPTION OF RENEWABLE AND NON-RENEWABLE GENERATING FACILITIES
AND SINGLE-LINE DIAGRAM

(Provided by Producer)

Form 14-786 10/2011

CREST AGREEMENT
SOUTHERN CALIFORNIA EDISON
CORONUS JOSHUA TREE EAST 2 LLC
GFID 5618; RAP ID 5669

APPENDIX  A

DESCRIPTION OF RENEWABLE AND NON-RENEWABLE GENERATING
FACILITES AND SINGLE-LINE DIAGRAM

General
The Coronus Joshua Tree East 2 Generating Facility is owned by Coronus Energy and operated by Belectric.  It will utilize non-concentrating solar photovoltaic technology to generate electricity for sale to SCE.

Site
The Generating Facility is located on approximately 10 acres with an address of 6350 Mount Shasta Avenue in Joshua Tree, San Bernardino County in California. The centroid of the solar array is 34.1383°N, -116.2262°W.  The site is dedicated to the Generating Facility use only.

Interconnection
The Generating Facility is to be interconnected to SCE's Allegra circuit out of Carodean substation in the Devers system and has a service voltage of 12 kV. The interconnection  is via a 12 kV line extension (see CREST 5618, SYSTEM IMPACT STUDY).

Expected Performance
The Generating Facility has been designed to provide 1,500 kW.  The average annual energy production is expected to be 3,603,000 kWh.

Equipment Summary
The Generating Facility is comprised of a solar array, current inverter(s), inverter output transformer(s), interconnection service transformer (if applicable), electrical metering equipment, telemetering equipment and meteorological equipment including SCADA system. The following summarize the major equipment: See the SITE PLAN C1.1 and AC INTERCONNECTION SINGLE LINE DIAGRAM  E 2.1 drawing sheets in this Appendix.

Solar  Array
The solar array is mounted on racks with a fixed tilt angle of 20° C from horizontal and facing 195°C from magnetic North.  The solar array is comprised of22,960 modules manufactured by First Solar model FS-380 with an output rating of 80 watts at Standard Test Conditions.  The Gross Rating of the solar array is 22,960 modules times .080 kW for a Gross Rating of I ,836.8 kW.  The nominal solar array output voltage will range from -1000 V DC to 1000 V DC Max floating, I OOOV Max across inverter terminals at the current inverter input terminals.  The electrical arrangement of modules, strings and combiner boxes can be determined by examination of the SITE PLAN C1.1 and AC INTERCONNECTION  SINGLE LINE DIAGRAM E2.1 in this Appendix.

Current Inverter
The Generating Facility uses current inverters to convert the solar array direct current to alternating current at the service connection frequency of 60 Hz.  The Generating Facility has two cmrent inverters manufactured by SMA model Sunny Central 750 CP-US with an output rating of750 leVA and 342 V AC.  The design operating power factor of the current inverters is

Form 14-786 10/2011

CREST AGREEMENT
SOUTHERN CALIFORNIA EDISON
CORONUS JOSHUA TREE EAST 2 LLC
GFID 5618; RAP ID 5669

100%.  The current inverter can operate with leading 0.90 to lagging of 0.90 power factor.

Inverter Output Transformer
Two current inverters described above are connected to a single transformer.  The transformer is manufactured  by Cooper.  The transformer is rated 12 KV/342V, 1.5KVA.
The electrical arrangement of solar array, current inverters, inverter output transformers and interconnection service transformer can be determined by examination of the AC INTERCONNECTION SINGLE LINE DIAGRAM E2.1 in this Appendix.

Metering
The Generating Facility includes the following electrical meters and associated appurtenances:
√  SCE combined Billing and NGO meter
√  Generating Facility owned meter

Telemetering
The Generating Facility includes the following telemetering equipment to transmit telemetry via
Choose an item. to SCE and CISO as required by tariff or this Agreement:
√  SCE Remote Terminal Unit ("RTU").
√  SCE Real Time Energy Metering system ("RTEM").
√  Other:  TBD

Meteorological Equipment
The Generating Facility contains meteorological equipment organized into MET STATION PAD stations located {TBD}.  The meteorological equipment meets standards of: {TBD BASED ON SCE REQUIRMENT}

Site Improvements
The site of the Generating Facility has been improved to include the following attributes:
√  Access road.
√  Fencing of the perimeter of the Generating Facility.
√  Manual gate with chain and lock.
√  Site well water. IRRIGATION AND WASTE WATER ONLY IF ALLOWED UNDER CUP

Form 14-786 10/2011

CREST AGREEMENT
SOUTHERN CALIFORNIA EDISON
CORONUS JOSHUA TREE EAST 2 LLC
GFID 5618; RAP ID 5669

•l

Form 14-786 10/2011

CREST AGREEMENT
SOUTHERN CALIFORNIA EDISON
CORONUS JOSHUA TREE EAST 2 LLC
GFID 5618; RAP ID 5669

APPENDIX B

(If Applicable)

INTERCONNECTION FACILITIES FINANCING AND OWNERSHIP AGREEMENT

(Provided by SCE)

Form 14-786 10/2011

CREST AGREEMENT
SOUTHERN CALIFORNIA EDISON
CORONUS JOSHUA TREE EAST 2 LLC
GFID 5618; RAP ID 5669

APPENDIX C
(Generating  Facilities in service after January 1, 2002)

PRODUCER'S WARRANTY THAT THE RENEWABLE GENERATING FACILITY
IS AND WILL CONTINUE TO BE AN
"ELIGIBLE RENEWABLE RESOURCE" PURSUANT TO SECTION 399.11 et seq. OF THE
CALIFORNIA PUBLIC UTILITIES CODE AND THAT THE OUTPUT WILL COMPLY WITH THE CALIFORNIA
RENEWABLE PORTFOLIO STANDARDS ("ERR/RPS Warranty")

For the purpose of selling power produced by the Generating Facility pursuant to Assembly Bi111969, under Section 399.20 et seq. of the California Public Utilities Code, Producer hereby declares that the Renewable Generating Facility complies with the requirements for "Eligible Renewable Resource" as such term is used in Section 399.11 et seq. of the California Public Utilities Code ("ERR Requirements") and that the output from the Generating Facility complies with the requirements of the California Renewables Portfolio Standards ("RPS Requirements").

Producer warrants that, beginning on the date of Initial Operation and continuing throughout the Term of this Agreement, its Renewable Generating Facility shall continue to comply with the ERR Requirements and RPS Requirements.  If Producer becomes aware that the Renewable Generating Facility or its output has ceased to comply with the ERR Requirements or RPS Requirements, Producer shall promptly provide SCE with Notice of such change pursuant to Section 12 of the Agreement. If at any time during the Term of this Agreement SCE determines in its reasonable discretion that Producer's Renewable Generating Facility may no longer comply with the ERR Requirements or RPS Requirements, SCE may require Producer to provide evidence that the Renewable Generating Facility continues to comply with the ERR Requirements and RPS Requirements within 15 business days of SCE's Notice requesting such evidence. Additionally, SCE may periodically (typically, once per year) inspect Producer's Renewable Generating Facility and/or require documentation from Producer to monitor the Renewable Generating Facility's compliance with the ERR Requirements and RPS Requirements.  If SCE determines in its reasonable judgment that Producer either failed to provide evidence in a timely manner or that it provided insufficient evidence that its Renewable Generating Facility continues to comply with the ERR Requirements or RPS Requirements, then the Eligible Renewable Resource Status (the "ERR Status") or Renewables Portfolio Standard Status (the "RPS Status") of the Renewable Generating Facility shall be deemed ineffective until such time as Producer again demonstrates to SCE's reasonable satisfaction that the Renewable Generating Facility complies with the requirements for a Eligible Renewable Resource Generation Facility or RPS Requirements (the "ERR/RPS Status Change").

SCE shall revise its records and the administration of this Agreement to reflect the ERR/RPS Status Change and provide Notice to Producer of the ERR/RPS Status Change pursuant to Section 12 of this Agreement. Such Notice shall specify the effective date of the ERR/RPS Status Change.  This date shall be the first day of the calendar month for which SCE determines in its sole discretion that the Renewable Generating Facility first ceased to comply with the ERR Requirements or RPS Requirements. SCE"s Notice shall include an invoice for the refund of payments that were made to Producer during the period between the effective date of the ERR/RPS Status Change and the date of the last Notice in reliance upon Producer's representations that the Renewable Generating Facility complied with the ERR Requirements and RPS Requirements and therefore was eligible to sell power to SCE as a result of satisfying the ERR Requirements and RPS Requirements.

During the period when the ERR Status or RPS Status is deemed to be ineffective, SCE shall not pay Producer for Product. Notwithstanding the foregoing, to the extent a change in law occurs after execution of this Agreement that causes the warranty contained in this Appendix C to be materially false or misleading, Producer shall not be in default of this Agreement if Producer has used commercially reasonable efforts to comply with such change in law.

Any amounts to be paid or refunded by Producer, as may be invoiced by SCE pursuant to the terms of this ERR Warranty, shall be paid to SCE within 30 days of Producer's receipt of such invoice.

Form 14-786 10/2011

CREST AGREEMENT
SOUTHERN CALIFORNIA EDISON
CORONUS JOSHUA TREE EAST 2 LLC
GFID 5618; RAP ID 5669

APPENDIX D
(Generating Facilities in service prior to January 1, 2002)

PRODUCER'S WARRANTY THAT THE RENEWABLE GENERATING FACILITY
WAS AND WILL CONTINUE TO BE BOTH A "SMALL POWER PRODUCER QUALIFYING FACILITY"
PURSUANT TO THE POLICIES AND PRACTICES OF THE FEDERAL ENERGY REGULATORY
COMMISSION AND AN "ELIGIBLE RENEWABLE RESOURCE" PURSUANT TO SECTION 399.11 et
seq. OF THE CALIFORNIA PUBLIC UTILITIES CODE ("SPP QF Warranty")

For the purpose of selling power produced by the Generating Facility pursuant to Assembly Bill1969, under Section 399.20 et seq. of the California Public Utilities Code, Producer hereby declares that the Renewable Generating Facility prior to January 1, 2002 complied with the requirements and for the Term of this Agreement shall continue to comply with both the requirements for a Small Power Producer "Qualifying Facility" as such term is used in 18 Code of Federal Regulations Part 292, Section 292.203 et seq. implementing the Public Utility Regulatory Policies Act of 1978 as amended by the Energy Policy Act of 2005 and the requirements for "Eligible Renewable Resource", applicable for resources in service prior to January 1, 2002, as such term is used in Section 399.11 et seq. of the California Public Utilities Code ("SPP QF Requirements").

Producer warrants that, beginning on the date of Initial Operation and continuing throughout the Term of this Agreement, the Renewable Generating Facility shall continue to comply with such SPP QF Requirements.  If Producer becomes aware that its Renewable Generating Facility has ceased to comply with the SPP QF Requirements, Producer shall promptly provide SCE with Notice of such change pursuant to Section 12 of the Agreement. If at any time during the Term of this Agreement SCE determines in its reasonable discretion that Producer's Renewable Generating Facility may no longer comply with the SPP QF Requirements, SCE may require Producer to provide evidence that the Renewable Generating Facility continues to comply with the SPP OF Requirements within 15 business days of SCE's Notice requesting such evidence. Additionally, SCE may periodically (typically, once per year) inspect Producer's Renewable Generating Facility and/or require documentation from Producer to monitor the Renewable Generating Facility's compliance with the SPP QF Requirements.  If SCE determines in its reasonable judgment that Producer either failed to provide evidence in a timely manner or that it provided insufficient evidence that its Renewable Generating Facility continues to comply with the SPP QF Requirements, then the Small Power Producer Qualifying Facility Status (the "SPP QF Status") of the Renewable Generating Facility shall be deemed ineffective until such time as Producer again demonstrates to SCE's reasonable satisfaction that the Renewable Generating Facility complies with the requirements for a Small Power Producer Qualifying Facility (the "SPP QF Status Change").

SCE shall revise its records and the administration of this Agreement to reflect the SPP QF Status Change and provide Notice to Producer of the SPP QF Status Change pursuant to Section 12 of this Agreement. Such Notice shall specify the effective date of the SPP QF Status Change. This date shall be the first day of the calendar month for which SCE determines in its sole discretion that the Renewable Generating Facility first ceased to comply with the SPP QF Requirements.  SCE's Notice shall include an invoice for the refund of payments that were made to Producer during the period between the effective date of the SPP OF Status Change and the date of the last Notice in reliance upon Producer's representations that the Renewable Generating Facility complied with the SPP QF Requirements and therefore was eligible to sell power to SCE as a result of satisfying the SPP QF Requirements.

During the period when the SPP QF Status is deemed to be ineffective, SCE shall not pay Producer for Product.

Any amounts to be paid or refunded by Producer, as may be invoked by SCE pursuant to the terms of this SPP QF Warranty, shall be paid to SCE within 30 days of Producer's receipt of such invoice.

Form 14-786 10/2011

CREST AGREEMENT
SOUTHERN CALIFORNIA EDISON
CORONUS JOSHUA TREE EAST 2 LLC
GFID 5618; RAP ID 5669

APPENDIX  E

Forecast Requirements
for Generating Facilities that have a Net Power  Rating greater or equal to 500 kW

1.      Introduction.

The Parties shall abide by the Forecast requirements  and procedures  described below and shall make reasonable  changes  to these requirements  and procedures  from time-to-time,  as necessary to:

(a)           Comply with CAISO Tariff changes or Commission  orders; and

(b)           Accommodate  changes to their respective generation technology  and organizational structure.

2.      Procedures.

(a)           Weekly Forecasting  Procedures.

(i)      Producer's Forecasting  Responsibilities.

Producer must meet all of the following requirements specified below:

(1)
Beginning the Wednesday prior to the planned Initial Operation of the Renewable  Generating Facility, Producer will electronically provide SCE with an Energy Forecast for the next calendar week, by no later than 5PM Wednesday  of the week preceding  the week covered by the Energy Forecast.

The Energy Forecast submitted to SCE shall:

a)	Not include any anticipated or expected electric energy losses between the Net Generation Output Meter and the Point of Common Coupling;

b)           Be constructed  using file formats, templates, and naming conventions  agreed to by the Parties.

c)           Include Producer's contact information.

d)	Be sent to presched@sce.com with a copy to electrade@sce.com or through SCE-provided software, or as otherwise instructed by SCE.

e)           Limit hour-to-hour forecast changes  to no less than one hundred (100) kW.

(2)
If Producer revises any Energy Forecast submitted  pursuant  to Item 2(a)(i)(1) the revision in the Energy Forecast shall be communicated by Producer to SCE's Day-Ahead Group no later than 8:30a.m. the day prior to the effective date of the revision.

Form 14-786 10/2011

CREST AGREEMENT
SOUTHERN CALIFORNIA EDISON
CORONUS JOSHUA TREE EAST 2 LLC
GFID 5618; RAP ID 5669

Producer shall contact SCE's Day-Ahead  Group at:

Scheduling Desk:

Phone:                      (626) 307-4420

Backup:                      (626) 307-4425

Fax:           (626) 307-4413

Email:                      presched@sce.com

(3)
If Producer revises any Energy Forecast submitted pursuant  to Item 2(a)(i)(1) or Item 2(a)(i)(2) the revision in the Energy Forecast shall be communicated by Producer to SCE's Real-Time  Group no later than one half (Y,) hour prior to the CAISO's Hour-Ahead  scheduling deadline.

Producer shall contact SCE's Real-Time  Group at:

Operations Desk:

Phone:                      (626) 307-4453

Back-up:                      (626) 307-4410

Fax:           (626) 307-4416

Email:                      presched@sce.com

(b)           30-Day Forecasting Procedures.

Producer must meet all of the following requirements for Forecasting electric energy to be received by SCE from the Producer as specified below.

(i)
In addition to the requirements  set forth in Item 2(a) above, Producer shall electronically provide SCE with a rolling 30-day Energy Forecast, beginning  at least thirty (30) days prior to commencement of the Term.

These files shall:

(1)	Be constructed using reasonable file formats, templates, and naming conventions agreed to by the Parties.

(2)                 Include Producer's  contact information.

(3)	Be sent to esmstpoutage@sce.com with a copy to presched@sce.com or through SCE-provided software, or as otherwise instructed by SCE.

(4)                 Limit hour-to-hour  forecast changes to no less than one hundred (100) kW.

Form 14-786 10/2011

CREST AGREEMENT
SOUTHERN CALIFORNIA EDISON
CORONUS JOSHUA TREE EAST 2 LLC
GFID 5618; RAP ID 5669

(ii)
Producer shall update the rolling 30-day hourly forecast weekly by 5:00 PM each Wednesday and send to esmstpoutage@sce.com with a copy to presched@sce.com or use an SCE provided web client (the "Web Client") if it is available.

(iii)
If Producer learns of any inaccuracies in its most recently submitted 30-day hourly Energy Forecast affecting the period between the date Producer learns of the inaccuracy and the date that the next updated 30-day hourly

Energy Forecast is due, Producer shall promptly send an updated Energy Forecast, to esmstpoutage@sce.com with a copy to presched@sce.com or use an SCE provided web client (the "Web Client") if it is available.

3.      Outage Scheduling Procedures.

Producer shall be responsible for all costs associated with all requirements and timelines for generation outage Scheduling contained in the Producer's otherwise applicable retail Tariff and applicable CAISO Tariffs.

Form 14-786 10/2011

CREST AGREEMENT
SOUTHERN CALIFORNIA EDISON
CORONUS JOSHUA TREE EAST 2 LLC
GFID 5618; RAP ID 5669

APPENDIXF

Definitions

The following terms shall have the following meaning for purposes of this Agreement.

1.	"Agreement" has the meaning set forth in the Preamble.

2.
"Applicable Law" means all constitutions, treaties, laws, ordinances, rules, regulations, interpretations, permits, judgments, decrees, injunctions, writs and orders of any Governmental Authority or arbitrator that apply to any Party, a Generating Facility or the terms of this Agreement.

3.	"Attributes" has the meaning set forth in Section 6.3.

4.
"Business Day" means any day except a Saturday, Sunday, a Federal Reserve Bank holiday, or the Friday following Thanksgiving. A Business Day shall begin at 8:00a.m. and end at 5:00p.m. local time for the Party sending the Notice or payment or performing a specified action.

5.	"CAISO" means the California Independent System Operator Corporation or successor entity that dispatches certain generating units and loads and controls the transmission facilities of entities that:

a)	Own, operate and maintain transmission lines and associated facilities or have entitlements to use certain transmission lines and associated facilities; and

b)      Have transferred to the CAlSO or its successor entity operational control of such facilities or entitlements.

6.
"CAISO Schedule," "CAISO Scheduled" or "CAISO Scheduling" means the action of SCE in submitting bids to the CAlSO and receiving all CAISO markets results from the CAISO; provided, that a CAISO market result where the Generating Facility is instructed to deliver zero (0) kWhs is not considered a "CAISO Schedule" for purposes of this Agreement.

7.
"CAISO Tariff" means the California Independent System Operator Corporation Operating Agreement and Tariff, including the rules, protocols, procedures and standards attached thereto, as the same may be amended or modified from time-to-time and approved by FERC.

8.	"California Solar Initiative" means the California Solar Initiative Program implemented and overseen by the CPUC, and as may be revised from time to time.

9.
"Capacity Attributes" means any and all current or future defined characteristics, certificates, tag, credits, ancillary service attributes, or accounting constructs, howsoever entitled, including any accounting construct counted toward any resource adequacy requirements, attributed to or associated with the Renewable Generating Facility or any unit of generating capacity of the Renewable Generating Facility during the Term.

10.      "CEC" means the California Energy Commission.

11.      "Claiming Party" has the meaning set forth in Section 19.2.

12.      "Commission" means the California Public Utilities Commission.

13.      "CPUC" means the California Public Utilities Commission.

Form 14-786 10/2011

CREST AGREEMENT
SOUTHERN CALIFORNIA EDISON
CORONUS JOSHUA TREE EAST 2 LLC
GFID 5618; RAP ID 5669

14.
"Credit Rating" means with respect to any entity, on the relevant date of determination, the respective ratings then assigned to such entity's unsecured, senior long-term debt or deposit obligations (not supported by third party credit enhancement) by S&P, Fitch or Moody's.  If no rating is assigned to such entity's unsecured, senior long-term debt or deposit obligation by S&P, Fitch or Moody's, then "Credit Rating" means the general corporate credit rating or long-term issuer rating assigned by the other two ratings agencies.

15.	"CREST" means .Qalifornia Renewable ];nergy .§mall Iariff the SCE Tariff schedule that expands
Tariff Schedule WATER to Eligible Customers.

16.	"Day-Ahead Market" has the meaning set forth in the CAISO Tariff.

17.	"Development Security" has the meaning set forth in Section 9.1.

18.	"Effective Date" or "PPA Effective Date" has the meaning set forth in Section 21.

19.	"Eligible Customer" has the meaning set forth in Tariff Schedule CREST.

20.
"Emergency'' means (i) an actual or imminent condition or situation which jeopardizes the integrity of the electric system or the integrity of any other systems to which the electric system is connected or any condition so defined and declared by the CAISO; or (ii) an emergency condition as defined under an interconnection agreement and any abnormal interconnection or system condition that requires automatic or immediate manual action to prevent or limit loss of load or generation supply, that could adversely affect the reliability of the electric system or generation supply, that could adversely affect the reliability of any interconnected system, or that could otherwise pose a threat to public safety.

21.	"Energy Forecast" has the meaning set forth in Appendix E.

22.	"ERR" means a generating facility that qualifies as an eligible renewable electric energy resource for purposes of the RPS Legislation.

23.	"ERR Requirements", "ERR Status", "ERRIRPS Status Change" and "ERR Warranty" have the meanings set forth in Appendix C.

24.
"Execution Date" means the date of Producer's signature in Section 21 and compliance with the eligibility requirements of Schedule CREST and any applicable Commission decision with respect to Schedule CREST.

25.	"FERC" means the Federal Energy Regulatory Commission.

26.	"Fitch" means Fitch Ratings Ltd. or its successor.

27.
"Force Majeure" means any event or circumstance (that is not anticipated as of the Effective Date) to the extent beyond the control of, and not the result of the negligence of, or caused by, the Party seeking to have its performance obligation excused thereby, which by the exercise of due diligence such Party could not reasonably have been expected to avoid and which by exercise of due diligence it has been unable to overcome.  Force Majeure does not include: (i) a failure of performance of any individual or entity, including any individual or entity providing electric transmission or distribution service or fuel transportation to a Generating Facility, except to the extent that such failure was caused by an event that would otherwise qualify as Force Majeure; (ii) failure to timely apply for or obtain Permits or other credits required to Operate a Generating Facility; (iii) breakage or malfunction of equipment (except to the extent that such failure was caused by an event that would otherwise qualify as Force Majeure); (iv) the lack of wind, solar irradiation or other fuel source of an inherently intermittent nature; or (v) any delay in providing, or cancellation of, interconnection service.

Form 14-786 10/2011

CREST AGREEMENT
SOUTHERN CALIFORNIA EDISON
CORONUS JOSHUA TREE EAST 2 LLC
GFID 5618; RAP ID 5669

28.	"Forecast", "Forecast Requirements" and "Forecast Procedures" have the meanings set forth in Appendix E.

29.
"Generating Facility" means Producer's Renewable and Non-renewable Generating Facilities, as more  particularly  described  in  Appendix A, together  with  all  materials,  equipment  systems, structures, features and improvements necessary to produce electric energy at such facility, excluding the Site, land rights and interests in land.

30.	"Governmental Authority" means:

a)	Any federal, state, local, municipal or other government;

b)
Any governmental, regulatory or administrative agency, commission, or other authority lawfully exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power; or

c)	Any court or governmental tribunal.

31.
"Green  Attributes"  means  any  and  all  credits,  benefits,  em1ss1ons  reductions,  offsets,  and allowances, howsoever entitled, attributable to the generation from the Generating Facility unit(s) and its displacement of conventional energy generation.   Green Attributes include but are not limited to Renewable Energy Credits, as well as:

a)	Any avoided emissions of pollutants to the air, soil or water such as sulfur oxides (SOx), nitrogen oxides (NOx), carbon monoxide (CO) and other pollutants;

b)
Any avoided emissions of carbon dioxide (C02), methane (CH4), nitrous oxide, hydrofluorocarbons, perfluorocarbons, sulfur hexafluoride and other greenhouse gases (GHGs) that have been determined by the United Nations Intergovernmental Panel on Climate Change, or otherwise by law, to contribute to the actual or potential threat of altering the Earth's climate by trapping heat in the atmosphere;

c)	The reporting rights to these avoided emissions, including, without limitation, such as Green Tag Reporting Rights; and

d)      Other tradable rights.

Green Tag Reporting Rights are the right of a Green Tag Purchaser to report the ownership of accumulated Green Tags in compliance with federal or state law, if applicable, and to a federal or state agency or any other party at the Green Tag Purchaser's discretion, and include without limitation those Green Tag Reporting Rights accruing under Section 1605(b) of The Energy Policy Act of 1992 and any present or future federal, state, or local law, regulation or bill, and international or foreign emissions trading program. Green Tags are accumulated on kWh basis and one Green Tag represents the Green Attributes associated with 1,000 kWh of energy.

Green Attributes do not include:

e)	Any electric energy, capacity, reliability or other power attributes from the Generating
Facility unit(s);

f)
Production Tax Credits associated with the construction or operation of the Generating Facility and other financial incentives in the form of credits, reductions, or allowances associated with the Generating Facility)that are applicable to a state or federal income taxation obligation;

Form 14-786 10/2011

CREST AGREEMENT
SOUTHERN CALIFORNIA EDISON
CORONUS JOSHUA TREE EAST 2 LLC
GFID 5618; RAP ID 5669

g)
Fuel-related subsidies or "tipping fees" that may be paid to Producer to accept certain fuels, or local subsidies received by the Producer for the destruction of particular pre existing pollutants or the promotion of local environmental benefits; or

h)	Emission reduction credits encumbered or used by the Generating Facility for compliance with local, state, or federal operating and/or air quality permits.

If the Generating Facility is a biomass or landfill gas facility and Producer receives any tradable Green Attributes based on the greenhouse gas reduction benefits or other emission offsets attributable to its fuel usage, it shall provide SCE with sufficient Green Attributes to ensure that there are zero net emissions associated with the production of electricity from the Generating Facility

32.	"Gross Power Rating" means the value, in kW, set forth in Section 2.3.

33.
"Initial Operation" means the date the Renewable Generating Facility first Interconnects and Operates in parallel with SCE's Distribution System and the NGOM records electric energy received by SCE from the Renewable Generating Facility.

34.	"Initial Operation Deadline" has the meaning set forth in Section 2.9

35.
"Initial Synchronization" means the Generating Facility is operating in parallel with SCE's Distribution System and the first kWh of electric energy is measured by the NGOM,or SCE Meter, as applicable.

36.	"Interconnect" or "Interconnection" have the meanings set forth in SCE's Rule 21 or the WDAT, as applicable.

37.	"Interconnection Facilities Financing and Ownership Agreement" means that certain agreement between Producer and SCE attached hereto as Appendix B.

38.
"Interest Rate" means an annual rate equal to the rate published in The Wall Street Journal as the "Prime Rate" (or, if more than one rate is published, the arithmetic mean of such rates) as of the date payment is due plus two (2) percentage points; provided, however, that in no event will the Interest Rate exceed the maximum interest rate permitted by Applicable Laws.

39.	"Kw'' means a kilowatt (1,000 watts) of electric power.

40.	"kWh" means a kilowatt-hour ( 1,000 watt-hours) of electric energy.

41.
"Lender" means any financial institutions or successors in interest or assignees that provide(s) development, bridge, construction, permanent debt or tax equity financing or refinancing for the Generating Facility to Producer.

42.
"Letter of Credit" means an irrevocable, nontransferable standby letter of credit provided by Producer from an issuer acceptable to SCE that is either a U.S. commercial bank or a U.S. branch of a foreign bank with the bank having a Credit Rating of at least "A-" from S&P and Fitch and "A3" from Moody's, in a form approved by SCE. Producer must bear the costs of all Letters of Credit.

43.
"Market Price Referent" or "MPR" means the market price referent applicable to this Agreement as determined by the CPUC in accordance with California Public Utilities Code Section 399.15(c) for the Term as set forth in Section 6.2.

44.	"Moody's" means Moody's Investor Services, Inc.

Form 14-786 10/2011

CREST AGREEMENT
SOUTHERN CALIFORNIA EDISON
CORONUS JOSHUA TREE EAST 2 LLC
GFID 5618; RAP ID 5669

45.	"Net Generation Output Meter" or "NGOM" has the meaning set forth in SCE's Rule 21.

46.	"Net Power Rating" is the value Gross Power Rating minus Station Use, in kW. The Net Power
Rating shall not exceed 1,500 kW per California Public Utilities Code Section 399.20{h).

47.
"Non-renewable Generating Facility" means Producer's electric generating facility that exists on the Premises identified in Appendix A, but does not comply with the requirements set forth in Appendix C or Appendix D.

48.	"Notice" has the meaning set forth in Section 12.1.

49.
"Operate," "Operating" or "Operation" means to provide (or the provision of) all the operation, engineering, purchasing, repair, supervision, training, inspection, testing, protection, use, management, improvement, replacement, refurbishment, retirement, and maintenance activities associated with operating the Generating Facility in accordance with Prudent Electrical Practices.

50.	"Party" or "Parties" have the meaning set forth in the Preamble.

51.
"Permit" or "Permits" means all applications, approvals, authorizations, consents, filings, licenses, orders, permits or similar requirements imposed by any Governmental Authority, or the CAISO, in order to develop, construct, operate, maintain, improve, refurbish and retire the Generating Facility or to Schedule and deliver the electric energy produced by the Generating Facility to SCE, including the Authority to Construct permit.

Permits includes the documentation required by California Public Utilities Code Section 2812{d)1 for Producers subject to Section 2802 for hydroelectric Renewable Generating Facilities.

52.
"Permit Approval" means approval by the relevant regulatory agencies of any Permit and shall be deemed obtained upon the issuance of such Permit, and shall not be invalidated by the pendency of an appeal or other post-issuance challenge to the issuance of the Permit.

53.	"Point of Common Coupling" has the meaning set forth in SCE's Rule 21.

54.
"Premises" means all of the real property and apparatus employed in a single enterprise on an integral parcel of land undivided, excepting in the case of industrial, agricultural, oil field, resort enterprises, and public or quasi-public institutions, by a dedicated street, highway, or other public thoroughfare, or a railway. Automobile parking lots constituting a part of, and adjacent to, a single enterprise may be separated by an alley from the remainder of the premises served.

55.	"Producer" has the meaning set forth in the Preamble.

56.           "Product" means:

a)	All electric power and energy produced by the Renewable Generating Facility, net of Station Use of the Renewable Generating Facility; and

b)	All associated Environmental Attributes, Capacity Attributes, Renewable Energy Credits and Resource Adequacy Benefits.

57.      "Product Price" for this Agreement has the meaning set forth in Section 6.2.

58.      "Protective Functions" has the meaning set forth in SCE's Rule 21.

Form 14-786 10/2011

CREST AGREEMENT
SOUTHERN CALIFORNIA EDISON
CORONUS JOSHUA TREE EAST 2 LLC
GFID 5618; RAP ID 5669

59.
"Prudent Electrical Practices" means those practices, methods and acts that would be implemented and followed by prudent operators of electric energy generating facilities in the Western United States, similar to the Generating Facility, during the relevant time period, which practices, methods and acts, in the exercise of prudent and responsible professional judgment in the light of the facts known at the time the decision was made, could reasonably have been expected to accomplish the desired result consistent with good business practices, reliability and safety.

Prudent Electrical Practices shall include, at a minimum, those professionally responsible practices, methods and acts described in the preceding sentence that comply with manufacturers' warranties, restrictions in this Agreement, and the requirements of Governmental Authorities, WECC standards, the CAISO and applicable laws.
Prudent Electrical Practices shall also include taking reasonable steps to ensure that:

a)	Equipment, materials, resources, and supplies, including spare parts inventories, are available to meet the Generating Facility's needs;

b)
Sufficient operating personnel are available at all times and are adequately experienced and trained and licensed as necessary to operate the Generating Facility properly and efficiently, and are capable of responding to reasonably foreseeable emergency conditions at the Generating Facility and emergencies whether caused by events on or off the Site;

c)
Preventive, routine, and non-routine maintenance and repairs are performed on a basis that ensures reliable, long term and safe operation of the Generating Facility, and are performed by knowledgeable, trained, and experienced personnel utilizing proper equipment and tools;

d)	Appropriate monitoring and testing are performed to ensure equipment is functioning as designed;

e)
Equipment is not operated in a reckless manner, in violation of manufacturer's guidelines or in a manner unsafe to workers, the general public, or SCE's electric system or contrary to environmental laws, permits or regulations or without regard to defined limitations such as, flood conditions, safety inspection requirements, operating voltage, current, volt ampere reactive (VAR) loading, frequency, rotational speed, polarity, synchronization, and control system limits; and

f)
Equipment and components designed and manufactured to meet or exceed the standard of durability that is generally used for electric energy generating facilities operating in the Western United States and will function properly over the full range of ambient temperature and weather conditions reasonably expected to occur at the Site and under both normal and emergency conditions.

60.	"Real-Time Market" has the meaning set forth in the CAISO Tariff.

61.
"Renewable Energy Credit" has the meaning set forth in California Public Utilities Code Section 399.12(g), as may be amended from time to time or is further defined or supplemented by law."Renewable Generating Facility" means all of Producer's electric generating facilities as more particularly described in Appendix A, together with all materials, equipment systems, structures, features and improvements necessary to produce electric energy at such facility, (excluding the Site, land rights and interests in land) located at the Premises identified in Appendix A and complying with the requirements of Appendix Cor  Appendix D for the entire Term of this Agreement.

Form 14-786 10/2011

CREST AGREEMENT
SOUTHERN CALIFORNIA EDISON
CORONUS JOSHUA TREE EAST 2 LLC
GFID 5618; RAP ID 5669

62.
"Resource Adequacy Benefits" means the rights and privileges attached to the Generating Facility that satisfy any entity's resource adequacy obligations, as those obligations are set forth in any Resource Adequacy Rulings and shall include any local, zonal or otherwise locational attributes associated with the Generating Facility.

63.
"Resource Adequacy Rulings" means CPUC Decisions 04-01-050, 04-10-035, 05-10-042,06-06-064, 06-07-031 and any subsequent CPUC ruling or decision, or any other resource adequacy laws, rules or regulations enacted, adopted or promulgated by any applicable Governmental Authority, as such decisions, rulings, laws, rules or regulations may be amended or modified from time-to-time during the Term.

64.	"RPS Legislation" means the State of California Renewable Portfolio Standard Program, as codified at California Public Utilities Code Section 399.11, et seq.

65.	"RPS Requirements" and "RPS Status" have the same meanings set forth in Appendix C.

66.	"Rule" means Tariff sheets which set forth the application of all rates, charges, and service when such applicability is not set forth in and as part of the rate schedules.

67.	"S&P" means the Standard & Poor's Rating Group.

68.	"SCE" has the meaning set forth in the Preamble.

69.
"Schedule," "Scheduled" or "Scheduling" means the action of Producer and SCE, or their designated representatives of notifying, requesting, and confirming to each other the Forecast of electric energy from the Generating Facility being received by SCE at the Net Generation Output Meter.

70.
"Schedule CREST" refers to one or more Tariff sheets setting forth the charges and conditions for a customer taking service from SCE under this Tariff who meets the definition of an Eligible Customer who owns and operates an Eligible Renewable Generating Facility, as defined in Schedule CREST. This Tariff is subject to such changes or modifications by the Commission as it may from time to time direct in the exercise of its jurisdiction.

71.
"Simple Interest Payment" means a dollar amount calculated by multiplying the (i) dollar amount on which the Simple Interest Payment is based, times (ii) the Interest Rate, times (iii) the result of dividing the number of days in the calculation period by 360.

72.	"Site" means the real property on which the Renewable Generating Facility is, or will be located, as further described in Appendix A

73.	"Small Power Producer Qualifying Facility" or "SPP QF" means a facility certified by the FERC as a small power producer and certified by the CEC as an ERR that was in service prior to January 1, 2002.

74.	"SPP QF Requirements", "SPP QF Status", "SPP QF Status Change" and "SPP QF Warranty" have the meanings set forth in Appendix D.

75.	"Station Use" means the electric energy produced by the Renewable or Non-renewable Generating Facility that is:

a)	Used within the respective Generating Facility to power the lights, motors, control systems and other electrical loads that are necessary for Operation; and

b)      Consumed within the respective Generating Facility's electric energy distribution system as losses.

Form 14-786 10/2011

CREST AGREEMENT
SOUTHERN CALIFORNIA EDISON
CORONUS JOSHUA TREE EAST 2 LLC
GFID 5618; RAP ID 5669

76.
"Tariff(s)" mean(s) the entire body of effective rates, rentals, charges, and rules collectively  of SCE, as set forth herein, and including  title page, preliminary  statement, service area maps, rate schedules, list of contracts and deviations, Rules, and sample forms.

77.	"Term" has the meaning used in Appendix H.

78.	"Term End Date" means 12:01 A.M. on the day following the completion of the Term specified in Appendix H.

79.	"Term Start Date" means the date of Initial Operation as specified in Appendix H upon SCE's completion of Appendix H.

80.	"Term Year" means a twelve (12) month period beginning on the first day of the calendar month following Initial Operation and each successive twelve (12) month period thereafter.

81.	"TOU Periods" means the time of use periods for determination of payments as set forth in Appendix G.

82.
"Transmission Provider" means any entity or entities responsible for the interconnection of the Generating  Facility with SCE's Distribution  System or transmitting  the Product on behalf of Producer from the Generating Facility to the Point of Common Coupling.

83.	"WATER" means Water/Wastewater t,gency Iariff for sligible Benewables the SCE Tariff schedule that implements Assembly Bill1969.

84.	"WDAT" means SCE's Wholesale Distribution Access Tariff.

85.	"WECC" means the Western Electricity Coordinating Council, the regional reliability council for the Western United States, Southwestern Canada, and Northwestern Mexico.

86.	"Web Client" has the meaning set forth in Appendix E.

Form 14-786 10/2011

CREST AGREEMENT
SOUTHERN CALIFORNIA EDISON
CORONUS JOSHUA TREE EAST 2 LLC
GFID 5618; RAP ID 5669

APPENDIXG

TOU Periods and Energy Allocation Factors

Time of Use Periods ("TOU Periods")
TOU Period	Summer Jun 1st – Sep 30th	Winter Oct 1st – May 31st	Applicable Days
On-Peak	Noon - 6:00 p.m.	Not Applicable.	Weekdays except Holidays.
Mid-Peak	8:00 a.m. – Noon	8:00 a.m. – 9:00 p.m.	Weekdays except Holidays.
	6:00 p.m. – 11:00 p.m.		Weekdays except Holidays.
Off-Peak	11:00 p.m. – 8:00 a.m.	6:00 a.m. – 8:00 a.m.	Weekdays except Holidays.
		9:00 p.m. – Midnight	Weekdays except Holidays.
	Midnight – Midnight	6 a.m. – Midnight	Weekends and Holidays
Super-Off-Peak	Not Applicable.	Midnight – 6:00 a.m.	Weekdays, Weekends and Holidays

Energy Allocation Factors (Factor "B" in Section 6.5)

Season	TOU	Calculation Method	Energy Allocation Factor

Summer	On-Peak	Fixed Value	3.13	(R)
	Mid-Peak	Fixed Value	1.35	(I)
	Off-Peak	Fixed Value	0.75	(I)
Winter	Mid-Peak	Fixed Value	1.00	(R)
	Off-Peak	Fixed Value	0.83	(I)
	Super-Off-Peak	Fixed Value	0.61	(R)

"Holiday" is defined as New Year's Day, Presidents' Day, Memorial Day, Independence Day, Labor Day, Veterans Day, Thanksgiving Day, or Christmas Day.

When any Holiday falls on a Sunday, the following Monday will be recognized as a Holiday.  No change will be made for Holidays falling on Saturday.

Form 14-786 10/2011

CREST AGREEMENT
SOUTHERN CALIFORNIA EDISON
CORONUS JOSHUA TREE EAST 2 LLC
GFID 5618; RAP ID 5669

APPENDIX H

Summary of Dates, Term and Product  Price for this Agreement

1.	The Renewable Generating Facility's date of Initial Operation is ________________. (SCE to confirm date using NGOM data.)

2.      Term of  □  10 /  □  15 /  □  20  Term Years. (Producer to select.)

3.	Product Price for this Agreement is$ 0.__________ per kWh. (SCE to confirm using applicable MPR ruling, Producer's term and Initial Operation date.)

Form 14-786 10/2011